                                                                    EXHIBIT 99.8
Friday April 27, 6:59 am Eastern Time

Press Release

Star Scientific And B&W Enter Into Contracts for Purchases Of StarCured Tobacco,
      Development and Sale of Very Low-TSNA Smoked and Smokeless Products

Star Scientific's Hard Tobacco is Intended for Adult Smokers When They Can't Smoke.

CHESTER, Va.--(BUSINESS WIRE)--April 27, 2001--Star Scientific, Inc. (NASDAQ:
STSI-news) announced today the execution of a series of multi-year contracts
---------
with Brown & Williamson Tobacco Corporation ("B&W")/1/ Under the contracts, B&W will continue to purchase at least 15 million pounds of very low-TSNA/2/ StarCured(TM) tobacco leaf during each of the next three years through Star Scientific's StarCured(TM) tobacco farmers' curing program, with the right to continue to purchase additional StarCured(TM) tobacco after the initial three-year period. These agreements also provide B&W the exclusive right, subject only to Star's own rights, to purchase and sell a new, smokeless hard tobacco product, a "cigalett"(TM), that will not have the unpleasant aesthetics associated with conventional moist snuff and chewing tobacco.

The flagship hard tobacco product that Star plans to introduce, brand-named ARIVA(TM), has been developed to meet the needs of adult smokers when they are in smoke-free environments. ARIVA(TM) also is directed to conventional smokeless product users who want the option of choosing a smokeless tobacco product that contains less cancer-causing toxins (TSNAs) than conventional products, while avoiding the need to expectorate. The compressed tobacco "cigalett"(TM) pellets can provide this alternative in the workplace, during travel and in other environments.

Paul L. Perito, Star's Chairman, President and Chief Operating Officer, said, "Star believes ARIVA(TM) will be the first hard smokeless tobacco product to be developed in the U.S. that is both taste-acceptable and responsive to the needs of adult smokers who want an alternative to cigarettes in the many smoke-free environments they confront on a daily basis." Mr. Perito added that several highly respected independent scientific and public health consultants, as well as members of the company's Scientific Advisory Board, had urged Star to accelerate the development of non-combustible tobacco products so as to provide adult tobacco users smokeless tobacco product choices that significantly reduce exposure to the cancer-causing toxins that are delivered in all conventional cigarette products (TSNAs)./3/

Mr. Perito also commented, "The agreements with B&W provide the opportunity for Star to fulfill one of its central corporate missions, to demonstrate the commercial viability of potentially less-hazardous smoked tobacco, by having B&W take over the Advance(R) all low-TSNA cigarette. B&W will conduct expanded test marketing and will undertake a rollout of Advance(R) if its test marketing proves successful." Dr. Sharon Boyse, Director of Applied Research at Brown & Williamson, said: "We are excited about the potential of the new Advance(R) cigarette and look forward to expanding our relationship with Star Scientific."

Star introduced Advance(R) on October 2, 2000, in test markets in Richmond, Virginia and Lexington, Kentucky. The company believes Advance(R) is the first premium, conventional cigarette that delivers substantially less cancer-causing toxins (TSNAs) than the two leading light cigarette brands. It also is equipped with a 40-milligram carbon/acetate filter, which reduces additional gas-phase toxins in cigarette smoke. Mr. Perito said that Advance(R) distinguishes itself in the marketplace by its packaging as well as its content. Advance(R) is the first cigarette to use the back of the pack to provide enhanced health warnings and comparative content information. In addition, it is manufactured with informational package "onserts" that include additional health-related information, and lists factual information for purchasers about smoking constituents, in order to give adult smokers the opportunity to make an informed choice.

Mr. Perito noted that favorable response in the two test markets during the past seven months prompted Star to recognize that this product merited consideration for a national rollout, which could be better financed by a major tobacco company with established national distribution channels. Mr. Perito stated that, as a result of a prior working relationship with B&W, Star had access to B&W's key scientific and technical personnel, as well as to the company's own independent medical, scientific, public health and technical advisors, during Advance's(R) development stages. "This opportunity to develop a new premium cigarette, which holds the potential of securing the designation as a "PREP" product (potential reduced exposure product)/4/, moves Star one step closer to its ultimate goal of focusing entirely on the further development, manufacturing and sale of very low-TSNA StarCured(TM) tobacco and tobacco products that deliver less cancer-causing toxins." Mr. Perito added that Star's success in using its StarCured(TM) technology to develop both a smokeless moist tobacco, to be brand-named STONEWALL(TM), and an innovative hard tobacco "cigalett"(TM), justify the heavy investment that Star has committed to both smokeless products in 2001. "We think these flagship products may well be the ultimate disruptive technology in the traditional domestic and international cigarette markets."

Additional agreements executed this week also provide for the payment of royalties on B&W's purchase of other low-TSNA tobacco subject to the patents to which Star Scientific is exclusive licensee. Further, Star potentially will receive royalty payments on purchases of StarCured(TM) tobacco under various conditions set forth in the agreements. The contracts also secure an extension of all of the credit facilities B&W provided to Star on an interest-free basis until January 1, 2005.

Jonnie R. Williams, Star's founder and inventor of the StarCured(TM) tobacco-curing process, stated that Star views its two new flagship smokeless products as exciting innovations that will maintain the company's leadership in transforming the conventional tobacco industry, just as the company believes its successes with very low-TSNA tobacco have created a new industry standard.

Mr. Williams noted that the agreements just executed with B&W cover a range of cooperative relationships, including the ten-year exclusive contract for Star to manufacture hard tobacco "cigaletts"(TM) for B&W, subject only to Star's right to simultaneously manufacture and sell its own hard tobacco product, ARIVA(TM).

Mr. Williams said he believes Star will be the first company in the U.S. to manufacture a tobacco product in childproof packaging. ARIVA'S(TM) production will be coordinated through Star's Chase City, Virginia tobacco processing facility. Finally, Mr. Williams noted that Star was gratified that B&W has committed to continue significant purchases of StarCured(TM) tobacco over the next three years, with the right to purchase additional StarCured(TM) tobacco after that initial period. Those tobacco supply commitments fortify Star's key relationships with the participating StarCured(TM) tobacco farmers who have been crucial to the company's ability to change dramatically the way tobacco is processed in the United States.

Christopher G. Miller, Star's Chief Financial Officer, announced that, notwithstanding the company's continuing challenge to the Tobacco Master Settlement Agreement ("MSA") and qualifying state statutes (which each participating state was required to establish as part of the MSA), Star Scientific notified Attorney Generals in 46 states and the District of Columbia on April 13 that it had funded its escrow account for purported year 2000 obligations under the MSA and state qualifying statues. The net amount deposited into escrow, $13,052,018.99, was based on sales of cigarettes in MSA states last year. Mr. Miller noted that: "Because Star is continuing to challenge the MSA and the required qualifying statues, it again made its escrow payment, under protest, while reserving all of its rights." Mr. Miller added that, "the company anticipates that ARIVA(TM) will yield higher profit margins than all of Star's present tobacco products. Moreover, sales of ARIVA(TM) will not be subject to the provisions of the MSA."

Finally, Mr. Perito announced that Star's Board of Directors recently elected Whitmore B. (Nick) Kelley as an Independent Director. Mr. Kelley is highly respected international businessman with a wealth of experience in several areas related to the development of Star's flagship smokeless products, including the branding and introduction of innovative products that have the potential of disrupting traditional markets. Mr. Perito noted that Mr. Kelley is a founder and Chairman of the Special Opportunities Group, LLC, the founder and principal shareholder of the Berkshire Holding Corporation, former Vice Chairman of the Gilder Group, and serves on the boards of directors of various corporations and non-profit organizations in the U.S., Asia and Europe.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates", "believes", "estimates", "expects", "plans", "intends" and similar expressions. These statements reflect the Company's current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties and contingencies include, without limitation, the challenges inherent in new product development initiatives, the Company's ability to raise the capital necessary to grow its business, potential disputes concerning the Company's intellectual property, potential delays in obtaining any necessary government approvals of the Company's proposed reduced risk tobacco products, market acceptance of the Company's proposed new products, competition from companies with greater resources than the Company, the Company's decision not to join the Master Settlement Agreement ("MSA") and its decision to challenge the constitutionality of the MSA, the effect of state statutes adopted under the MSA and any subsequent modification of the MSA, the Company's dependence on key employees and on its strategic relationships with Brown & Williamson Tobacco Corporation. The impact to potential litigation, if initiated against or by individual states that have adopted the MSA, could be materially adverse to the Company. See additional discussion under "Factors That May Affect Future Results" in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and other factors detailed from time to time in the Company's other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or advise upon any such forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

/1/ B&W is the third largest tobacco company in the U.S. and the largest affiliate of British American Tobacco, PLC, the second largest tobacco company in the world.

/2/ Respected medical scientists and researchers believe that tobacco specific nitrosamines (TSNAs) are among the most potent and abundant cancer causing agents in tobacco and tobacco smoke.

/3/ "Tobacco smoke is estimated to contain over 4,000 compounds, many of which are pharmacologically active, toxic, mutagenic and carcinogenic. There are more than 43 known carcinogens in tobacco smoke." See Framework Convention on Tobacco Control (WHO), Technical Briefing Series, Paper 2, page 35; US Department of Health and Human Services. Reducing the Health Consequences of Smoking: 25 Years of Progress. A Report of the Surgeon General.
Rockville, MD, Centers for Disease Control, 1989.

/4/ "Clearing the Smoke--Assessing the Science Base for Tobacco Harm Reduction," Report of the National Academies' of Science Institute of Medicine, February, 2001
----------
Contact:

    Star Scientific, Inc.
    Sara T. Machir, 301/654-8300
    smachir@starscientific.com
    --------------------------
    www.starscientific.com
    ----------------------